EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated September 30, 2021 relating to the December 31, 2020 consolidated financial statements of Energy and Water Development Corp., which appear in this S-1. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Orlando, Florida

January 23, 2023